Exhibit 10.11

FIRST AMENDMENT

LEVI STRAUSS & CO.

DEFERRED COMPENSATION PLAN FOR

EXECUTIVES AND OUTSIDE DIRECTORS

WHEREAS, Levi Strauss & Co. (“LS&Co.”) maintains the Levi Strauss & Co. Deferred Compensation Plan for Executives and Outside Directors, amended and restated as of January 1, 2011 (the “Plan”) to provide a deferred compensation program for a select group of management, highly compensated employees or directors;

WHEREAS, Section 8.2 of the Plan provides that LS&Co. may amend the Plan at any time and for any reason; and

WHEREAS, the amendment herein is within the delegated authority of Cathy Unruh.

WHEREAS, LS&Co. desires to amend the Plan, effective as of the execution date of this First Amendment, to allow newly-eligible employees to elect to make ESIP deferral contributions.

NOW THEREFORE, the Plan is hereby amended, effective as of the date this First Amendment is executed below, in the following respects:

1. Section 3.3(b) of the Plan is hereby amended in its entirety to read as follows:

“(b)	A Participant’s election form with respect to an ESIP Deferral Contribution shall be filed with the Committee before the beginning of each Plan Year in which the ESIP Deferral Contribution is earned; provided, however, that for newly-eligible Employees, such election shall be filed with the Committee in accordance with Section 3.5 below.”

2. Section 3.3(c) of the Plan is hereby amended in its entirety to read as follows:

“(c)	Subject to Section 2.2, such deferral elections shall be irrevocable as of the first day of the Plan Year to which the election form relates or for newly-eligible Employees, and in accordance with Section 3.5 below, as of the thirtieth day after the date the Employee or Director becomes eligible to participate in the Plan.”

3. Section 3.5 of the Plan is hereby amended in its entirety to read as follows:

“3.5

Newly-Eligible Employees or Directors. Notwithstanding anything in the Plan to the contrary, a newly-eligible Employee or Director shall be given thirty days from the date he becomes eligible to participate in the Plan (as determined in accordance with Treasury Regulation Section 1.409A-2(a)(7)(ii) and the “plan aggregation” rules provided in Treasury Regulation Section 1.409A-1(c)(2)) to complete and submit an election form with respect to Base Annual Salary, an Annual Bonus, ESIP Deferral Contribution or Director Fees, as applicable, and such election shall apply only to amounts paid for services performed after the date on which the election is effective. If an election made in accordance with this Section 3.5 relates to compensation earned based upon a specified performance period, the amount eligible for deferral shall be equal to (i) the total amount of compensation for the performance period, multiplied by (ii) a fraction, the numerator of which is the number of days remaining in the service period after the Participant’s deferral election is made, and the denominator of which is the total number of days in the performance period. Subject to Section 2.2, any deferral election made in accordance with this Section 3.5 shall be irrevocable as of the thirtieth day after the date the Employee or Director becomes eligible to participate in the Plan.”

* * *

IN WITNESS WHEREOF, the undersigned has caused this First Amendment to be executed this 26th day of August, 2011.

LEVI STRAUSS & CO.

By:	/s/ Cathy Unruh
Cathy Unruh
Senior Vice President, Human Resources

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